Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-KSB of China Energy Recovery, Inc., a Delaware corporation (the "Company"), for the year ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Michael Kurdziel, Chief Financial Officer of the Company, hereby certifies, to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael Kurdziel

Michael Kurdziel
Chief Financial Officer
March 28, 2008